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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




       Date of report (Date of earliest event reported): October 9, 1997



                             DOUBLETREE CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         0-24392                      860762415
--------------              ------------------------         -------------------
  (State of                 (Commission File Number)           (IRS Employer
Incorporation)                                               Identification No.)


               410 North 44th Street, Suite 700, Phoenix, Arizona
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (602) 220-6666
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)


         ---------------------------------------------------------------
          (former name or former address, if changed since last report)




                                  Total Pages 4




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Item 5.  Other Events.

         In response to several comments from the Securities and Exchange Commission with respect to the Annual Report on Form 10-K for the year ended December 31, 1996 ("Form 10-K") of Doubletree Corporation (the "Company"), the Company hereby amends the Form 10-K as follows:

         Under "Formation of Joint Venture Strategic Alliance With Patriot American Hospitality, Inc" at Page 3, the Form 10-K describes the strategic alliance between the Company and Patriot American Hospitality, Inc. ("Patriot") whereby the Company and Patriot have agreed to invest an aggregate of approximately $20.0 million and $180.0 million, respectively, into the purchase of hotels as part of such alliance. As of December 31, 1996, the joint venture had successfully completed the acquisition of six hotels that are Doubletree brand hotels and as of December 31, 1996, the Company had funded approximately $10.7 million of the $20.0 million commitment to the strategic alliance. The source of the Company's $10.7 million in funds was supplied through cash flow.

         The Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 1995 and December 31, 1996 set forth at pages 26 and 27 of the Form 10-K is replaced in its entirety with the following pro forma financial information, which has been revised to not include the removal of the 1995 Red Lion formation expenses (including restructuring charges) and RFS business combination expenses at Note 3, Pro Forma Adjustments. The 1995 pro forma net income and pro forma earnings per share impact of removing the pro forma adjustments related to the Red Lion formation was to reduce net income by $97,000 and had no effect on earnings per share. The impact of removing the pro forma adjustment which had removed the RFS, Inc. business combination expenses was to reduce 1995 pro forma net income by $1.5 million and pro forma earnings per share by $0.04. The 1996 pro forma financial information was not affected.


           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

        The following Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 1995 and 1996 present the consolidated results of operations of the Company (including RFS Management) as if Red Lion had been acquired at the beginning of 1995. The following information is not necessarily indicative of the results of operations of the Company as they may be in the future or as they might have been had the Red Lion Acquisition been consummated at the beginning of the period shown. The Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the audited historical Consolidated Financial Statements of the Company and notes thereto.

                                        Year Ended December 31, 1995                     Year Ended December 31, 1996
                              -----------------------------------------------   -------------------------------------------------
                              Doubletree,                                       Doubletree
                                  As                   Pro Forma                    As                       Pro Forma
                               Reported    Red Lion   Adjustments      Total    Reported(1)   Red Lion(2)   Adjustments    Total
                              -----------  --------   -----------    --------   -----------   -----------   -----------   -------
CONSOLIDATED
 STATEMENT OF
 OPERATIONS DATA:
Revenues:
  Management and franchise
    fees...................    $ 30,082    $ 11,388   $   (299)(a)   $ 41,171    $ 38,621      $ 10,910     $   (190)(a)  $ 49,341
  Owned hotel revenues.....       7,081     185,414     27,074 (a)    219,569      38,350       175,432       14,580       228,362
  Leased hotel revenues....     141,942     132,212         --        274,154     205,163       121,431           --       326,594
  Purchasing and service
    fees...................      16,487      45,124         --         61,611      19,848        43,517           --        63,365
  Other fees and income....         994         241                     1,235       2,953           207                      3,160
                               --------    --------   --------       --------    --------      --------     --------      --------
       Total revenues......     196,586     374,379     26,775        597,740     304,935       351,497       14,390       670,822
                               --------    --------   --------       --------    --------      --------     --------      --------
Operating costs and
  expenses:
  Corporate general and
    administrative.........      14,901      10,910                    25,811      18,079         6,803                     24,882
  Owned hotel expenses.....       6,049     121,913     20,538 (a)    148,500      27,889       111,033       11,454 (a)   150,376
  Leased hotel expenses....     132,644     109,750                   242,394     190,797        96,787                    287,584
  Purchasing and service
    expenses...............      13,437      42,644         --         56,081      14,796        41,270           --        56,066
  Depreciation and
    amortization...........       4,686      19,328     23,141 (b)     47,155      12,018        17,001       19,339 (b)    48,358
  Business combination
    expenses...............       2,565      14,662         --         17,227          --         8,369       (8,369)(e)        --
                               --------    --------   --------       --------    --------      --------     --------      --------
      Total operating costs
        and expenses.......     174,282     319,207     43,679        537,168     263,579       281,263       22,424       567,266
                               --------    --------   --------       --------    --------      --------     --------      --------
  Operating income.........      22,304      55,172    (16,904)        60,572      41,356        70,234       (8,034)      103,556
    Interest expense.......        (227)    (19,408)   (22,906)(c)    (42,541)     (6,648)      (15,118)     (20,524)(c)   (42,290)
    Interest income........       4,147       5,070                     9,217       5,561         5,552           --        11,113
                               --------    --------   --------       --------    --------      --------     --------      --------
  Income before income
    taxes and minority
    interest...............      26,224      40,834    (39,810)        27,248      40,269        60,668      (28,558)       72,379
    Minority interest
      share of net
      (income) loss........          35        (759)                     (724)       (373)       (1,353)                    (1,726)
                               --------    --------   --------       --------    --------      --------     --------      --------
  Income before income
    taxes..................      26,259      40,075    (39,810)        26,524      39,896        59,315      (28,558)       70,653
    Income tax expense.....      (8,468)     (7,325)    11,958 (d)     (3,835)    (13,962)      (23,087)       7,656 (d)   (29,393)
                               --------    --------   --------       --------    --------      --------     --------      --------
  Net income...............    $ 17,791    $ 32,750   $(27,852)      $ 22,689    $ 25,934      $ 36,228     $(20,902)     $ 41,260
                               ========    ========   ========       ========    ========      ========     ========      ========
  Earnings per share.......    $   0.80                              $   0.59    $   1.01                                 $   1.04
                               ========                              ========    ========                                 ========
  Weighted average shares
    outstanding............      22,219                                38,669      25,776                                   39,834
                               ========                              ========    ========                                 ========

---------------
(1) Includes the results of operations of Red Lion for the period commencing November 8, 1996 through December 31, 1996.

(2) Reflects the results of operations of Red Lion for the period January 1, 1996 through the date of acquisition by Doubletree on November 8, 1996.


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       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

1.      ASSUMPTIONS

        On November 8, 1996, the Company acquired all of the outstanding common stock of Red Lion in a transaction valued at approximately $1.2 billion. The Company paid $695 million in cash, repaid $124 million of existing Red Lion indebtedness, issued 7.4 million shares of common stock to the shareholders of Red Lion with a fair value at the date of closing of $292 million and assumed net liabilities of $90 million. The acquisition has been accounted for as a purchase and the results of operations of Red Lion have been included in the consolidated financial statements since November 8. The purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of the net assets acquired of $365 million was recorded as goodwill to be amortized over a 40 year life.

        During 1995, Doubletree incurred $2.6 million of business combination expenses related to the acquisition of RFS, Inc., a hotel operating company. The 1995 pro forma operating results of Red Lion include non-recurring costs associated with its formation and restructuring of $14.7 million and $9.7 million of deferred tax benefits. Excluding these items and adjusting income taxes to Doubletree's effective tax rate and the statutory tax rate for Red Lion, net income and earnings per share on a pro forma basis would have been $24.3 million and $0.63, respectively.

2.      RECLASSIFICATIONS

        Reclassifications have been made to the previously issued financial statements of Red Lion to conform with the financial statements presentation used by Doubletree.

3.      PRO FORMA ADJUSTMENTS

        The following adjustments have been made to the Unaudited Pro Forma Consolidated Statements of Operations:

                (a) Red Lion acquired three hotels in April 1996, July 1996 and September 1996. The pro forma results of operations include the operating results of these hotels as if they were all acquired on January 1, 1995. Hotel management fees from the hotels acquired in September 1996 (which was previously managed) have been eliminated.

                (b) To reflect the increase in depreciation and amortization resulting from the application of purchase accounting.

                (c) To reflect increased interest expense associated with the New Credit Facility, including agency and commitment fees and the amortization of loan fees. An interest rate of 7.05% was assumed for all periods on borrowings under the New Credit Facility. The annual effect of a 1/8 percent change in the interest rate would be approximately $0.6 million.

                (d) To reflect an effective tax rate of 40% on all pro forma adjustments except for amortization of goodwill.

                (e) To exclude $8.4 million of business combination expenses (principally investment banking, accounting and legal fees) incurred by Red Lion in connection with the acquisition by Doubletree.


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                                 SIGNATURE PAGE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:  October 9, 1997

                                   DOUBLETREE CORPORATION,
                                   a Delaware corporation



                                   By:  /s/ William L. Perocchi
                                       -------------------------------------
                                       Name:  William L. Perocchi
                                       Title: Executive Vice President and Chief
                                              Financial Officer




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